Exhibit 99.1

ZoomInfo Announces First Quarter 2026 Financial Results

VANCOUVER, Wash., May 11, 2026 - ZoomInfo (NASDAQ: GTM), the Go-To-Market Intelligence Platform, today announced its financial results for the first quarter ended March 31, 2026.
“In a world that is increasingly driven by AI and intelligent automation, ZoomInfo data and our go-to-market context is the ultimate competitive advantage,” said Henry Schuck, ZoomInfo Founder and CEO. “We are expanding where and how customers access our differentiated data, in ways that fit seamlessly into how they operate, while at the same time structuring our business around how customers leverage that data, wherever GTM work happens.”
First Quarter 2026 Financial Highlights:
•GAAP Revenue of $310.2 million, an increase of 1.5% year-over-year.
•GAAP Operating income of $57.9 million and Adjusted operating income of $109.7 million.
•GAAP Operating income margin of 19% and Adjusted operating income margin of 35%.
•GAAP Cash flow from operations of $114.7 million and Unlevered free cash flow of $119.7 million.
Recent Business and Operating Highlights:
•ZoomInfo has been named a Leader in The Forrester Wave™: Marketing and Sales Data Providers for B2B, Q1 2026. ZoomInfo received:
◦Highest current offering category score among all evaluated vendors.
◦Highest possible scores in 20 of 27 criteria.
•ZoomInfo ranked No. 1 in 142 G2 Spring 2026 Reports across sales intelligence, buyer intent data, and lead capture.
•Closed the quarter with 1,900 customers with $100,000 or greater in annual contract value, a decrease of 21 from the prior quarter, and an increase of 32 year-over-year.1
•75% of the Company’s ACV was Upmarket, and Upmarket ACV grew 5% year-over-year.1
•As of March 31, 2026, the Company’s net revenue retention rate was 90%.1
•Repurchased 13.1 million shares of common stock at an average price of $6.91 per share, for an aggregate amount of $90.5 million.
1 As of, or for the three months ended, March 31, 2026, as applicable

Q1 2026 Financial Highlights (Unaudited)
($ in millions, except per share amounts)

	GAAP Quarterly Results	Change YoY		Non-GAAP Quarterly Results	Change YoY
Revenue	$310.2	1%
Operating Income	$57.9	15%	Adjusted Operating Income	$109.7	9%
Operating Income Margin	19%		Adjusted Operating Income Margin	35%
Net Income Per Share (Diluted)	$0.10		Adjusted Net Income Per Share (Diluted)	$0.28
Cash Flow from Operating Activities	$114.7	(4)%	Unlevered Free Cash Flow	$119.7	(4)%
The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial information for historical periods to the most directly comparable GAAP financial measure. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Business Outlook:
Based on information available as of May 11, 2026, ZoomInfo is providing guidance for the second quarter and full year 2026 as follows:

	Q2 2026	Prior FY 2026	FY 2026
GAAP Revenue	$300 - $303 million	$1.247 - $1.267 billion	$1.185 - $1.205 billion
Non-GAAP Adjusted Operating Income	$103 - $106 million	$456 - $466 million	$437 - $447 million
Non-GAAP Adjusted Net Income Per Share (Diluted)	$0.26 - $0.28	$1.10 - $1.12	$1.10 - $1.12
Non-GAAP Unlevered Free Cash Flow	Not Guided	$435 - $465 million	$400 - $420 million
Weighted Average Shares Outstanding	310 million	325 million	315 million

Conference Call and Webcast Information:
ZoomInfo will host a conference call today, May 11, 2026, to review its results at 4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time. To participate in the live conference call via telephone, please register here. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.
The call will also be webcast live on the Company’s investor relations website at https://ir.zoominfo.com/, where related presentation materials will be posted prior to the conference call. Following the conference call, an archived webcast of the call will be available for one year on ZoomInfo’s Investor Relations website.
Upcoming Events:
ZoomInfo executives expect to participate in the following investor events:
•Needham Technology, Media, and Consumer conference, May 14, 2026
•J.P. Morgan Technology Conference, May 18, 2026
•Jefferies Software Conference, May 27, 2026
•Stifel Cross Sector Conference, Jun. 2, 2026
•DA Davidson, Consumer & Technology Conference Jun. 11, 2026
For more information on specific events, presentation times, and webcast details (if available), visit the “News & Events” section of the Company’s investor relations website at https://ir.zoominfo.com. Conferences with presentations that are webcast, will be webcast live, and the replay will be available for a limited time.
Non-GAAP Financial Measures and Other Metrics:
To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Income, Adjusted Net Income Per Share, and Unlevered Free Cash Flow. We believe these non-GAAP measures are useful to investors in evaluating our operating performance because they eliminate certain items that affect period-over-period comparability and provide consistency with past financial performance and additional information about our underlying results and trends by excluding certain items that may not be indicative of our business, results of operations, or outlook.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, but rather as supplemental information to our business results. This information should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items or events being adjusted. In addition, other companies may use different measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided at the end of this press release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, taxes and amounts under the exchange tax receivable agreement, deferred tax assets and deferred tax liabilities, and restructuring and transaction expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.
We define Adjusted Operating Income as income from operations adjusted for, as applicable, (i) amortization of acquired technology and other acquired intangibles, (ii) equity-based compensation expense, (iii) restructuring and transaction-related expenses, (iv) integration costs and acquisition-related expenses, and (v) litigation settlement. We define Adjusted Operating Income Margin as Adjusted Operating Income divided by revenue.
We define Adjusted Net Income as net income adjusted for, as applicable, (i) loss on debt modification and extinguishment, (ii) amortization of acquired technology and other acquired intangibles, (iii) equity-based compensation expense, (iv) restructuring and transaction-related expenses, (v) integration costs and acquisition-related expenses, (vi) litigation settlement, (vii) TRA liability remeasurement (benefit) expense, (viii) other (income) loss, net and (ix) tax impacts of adjustments to net income (loss). We define Adjusted Net Income Per Share as Adjusted Net Income divided by diluted weighted average shares outstanding used for Adjusted Net Income Per Share.
We define Unlevered Free Cash Flow as net cash provided by (used in) operating activities less (i) purchases of property and equipment and other assets, plus (ii) cash interest expense, (iii) cash payments related to restructuring and transaction-related expenses, (iv) cash payments related to integration costs and acquisition-related compensation, and (v) litigation settlement payments. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.
Net revenue retention is a metric that we calculate based on customers of ZoomInfo at the beginning of the twelve-month period, and is calculated as: (a) the total annual contract value ("ACV") for those customers at the end of the twelve-month period, divided by (b) the total ACV for those customers at the beginning of the twelve-month period.

Cautionary Statement Regarding Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “goal”, “intend”, “may”, “might”, “objective”, “outlook”, “plan”, “potential”, “predict”, “projection”, “seek”, “should”, “target”, “trend”, “will”, “would” or the negative version of these words or other comparable words. Any statements in this press release regarding future revenue, earnings, margins, financial performance, expenses, estimates, cash flow, growth in free cash flow, results of changes in operational procedures, liquidity, or results of operations (including, but not limited to, the guidance provided under “Business Outlook”), and any other statements that are not historical facts are forward-looking statements. We have based our forward-looking statements on beliefs and assumptions based on information available to us at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may, and often do, vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.
Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: future economic, competitive, and regulatory conditions, potential future uses of cash, our revenue model, our ability to attract new customers, renew existing subscriptions, or expand existing subscriptions, the successful integration of acquired businesses, and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. Each forward-looking statement contained in this presentation speaks only as of the date of this press release, and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.
Forrester Disclaimer
Forrester does not endorse any company, product, brand, or service included in its research publications and does not advise any person to select the products or services of any company or brand based on the ratings included in such publications. Information is based on the best available resources. Opinions reflect judgment at the time and are subject to change. For more information, read about Forrester’s objectivity here.

About ZoomInfo
ZoomInfo (Nasdaq: GTM), the Go-To-Market (GTM) Intelligence Platform, enables sales, marketing, and customer success teams to execute their go-to-market strategy with confidence. Powered by the industry's most comprehensive B2B data — including more than 100 million companies, 500 million contacts, and billions of signals — ZoomInfo delivers the intelligence, automation, and integrations that modern revenue teams need to identify, engage, and convert their best buyers. For more information, visit www.zoominfo.com.
Website Disclosure
ZoomInfo intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website. Accordingly, you should monitor the investor relations portion of our website at https://ir.zoominfo.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about ZoomInfo when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.zoominfo.com/.
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Investor Contact:
Jeremiah Sisitsky
ir@zoominfo.com
Media Contact:
Dennis Sevilla
pr@zoominfo.com

ZoomInfo Technologies Inc.
Condensed Consolidated Balance Sheets
(in millions, except share data)

	March 31,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$171.2	$175.9
Short-term investments	4.0	4.0
Accounts receivable, net	183.8	225.6
Prepaid expenses and other current assets	51.0	48.5
Total current assets	$410.0	$454.0

Restricted cash, non-current	10.0	9.8
Property and equipment, net	171.6	162.6
Operating lease right-of-use assets, net	109.5	113.3
Intangible assets, net	204.6	217.3
Goodwill	1,692.7	1,692.7
Deferred tax assets	3,647.1	3,662.3
Deferred costs and other assets, net of current portion	124.2	127.5
Total assets	$6,369.7	$6,439.5

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$21.3	$31.3
Accrued expenses and other current liabilities	88.8	115.1
Unearned revenue, current portion	476.1	474.6
Current portion of operating lease liabilities	6.4	6.0
Current portion of long-term debt	5.9	5.9
Total current liabilities	$598.5	$632.9

Unearned revenue, net of current portion	3.1	3.2
Tax receivable agreements liability	2,730.4	2,731.9
Operating lease liabilities, net of current portion	240.8	239.2
Long-term debt, net of current portion	1,317.2	1,318.1
Deferred tax liabilities	4.0	3.8
Other long-term liabilities	2.1	1.7
Total liabilities	$4,896.1	$4,930.8

Stockholders' Equity:
Common stock, par value $0.01	$2.9	$3.0
Additional paid-in capital	1,003.0	1,068.1
Accumulated other comprehensive income	1.8	1.0
Retained earnings	465.9	436.6
Total stockholders' equity	$1,473.6	$1,508.7
Total liabilities and stockholders' equity	$6,369.7	$6,439.5

ZoomInfo Technologies Inc.
Consolidated Statements of Operations
(in millions, except per share amounts; unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$310.2	$305.7
Cost of revenue:
Cost of service(1)	43.5	37.8
Amortization of acquired technology	7.5	9.5
Gross profit	$259.2	$258.4
Operating expenses:
Sales and marketing(1)	103.3	106.0
Research and development(1)	42.1	51.1
General and administrative(1)	50.8	45.8
Amortization of other acquired intangibles	5.1	5.2
Total operating expenses	$201.3	$208.1
Income from operations	$57.9	$50.3
Interest expense, net	13.5	9.8
Other loss, net	0.1	0.9
Income before income taxes	$44.3	$39.6
Provision for income taxes	15.0	12.8
Net income	$29.3	$26.8

Net income per share of common stock:
Basic	$0.10	$0.08
Diluted	0.10	0.08
________________
(1)Amounts include equity-based compensation expense, as follows:

	Three Months Ended March 31,
(in millions)	2026	2025
Cost of service	$2.6	$2.8
Sales and marketing	8.1	11.4
Research and development	7.1	8.6
General and administrative	7.7	6.8
Total equity-based compensation expense	$25.5	$29.6

ZoomInfo Technologies Inc.
Consolidated Statements of Cash Flows
(in millions; unaudited)

	Three Months Ended March 31,
	2026	2025
Operating activities:
Net income	$29.3	$26.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21.4	22.1
Amortization of debt discounts and issuance costs	0.6	0.6
Amortization of deferred commissions costs	24.3	21.4
Asset impairments and lease abandonment charges	4.0	—
Equity-based compensation expense	25.5	29.6
Deferred income taxes	15.1	11.2
Tax receivable agreement remeasurement	(1.4)	1.2
Provision for bad debt expense	5.9	4.3
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	35.9	37.9
Prepaid expenses and other current assets	(0.5)	(4.2)
Deferred costs and other assets, net of current portion	(17.5)	(16.1)
Accounts payable	(8.5)	(1.9)
Accrued expenses and other liabilities	(20.9)	(20.2)
Unearned revenue	1.5	6.5
Net cash provided by operating activities	$114.7	$119.2

Investing activities:
Purchases of investments	$(0.5)	$(4.0)
Maturities of investments	0.5	—
Purchases of property and equipment and other assets	(24.1)	(14.8)
Right-of-use asset initial direct costs	(1.9)	—
Net cash used in investing activities	$(26.0)	$(18.8)

Financing activities:
Repayment of debt	$(1.5)	$(1.5)
Taxes paid related to net share settlement of equity awards	(0.8)	(5.4)
Repurchase of common stock	(90.9)	(95.0)
Net cash used in financing activities	$(93.2)	$(101.9)

Net decrease in cash, cash equivalents, and restricted cash	$(4.5)	$(1.5)
Cash, cash equivalents, and restricted cash at beginning of period	185.7	149.0
Cash, cash equivalents, and restricted cash at end of period	$181.2	$147.5

Cash, cash equivalents, and restricted cash at end of period:

Cash and cash equivalents	$171.2	$138.5
Restricted cash, non-current	10.0	9.0
Total cash, cash equivalents, and restricted cash	$181.2	$147.5

Supplemental disclosures of cash flow information:
Interest paid in cash	$20.6	$16.8

Supplemental disclosures of non-cash investing activities:
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$9.2	$5.2
Equity-based compensation included in capitalized software	1.4	1.1

ZoomInfo Technologies Inc.
Reconciliation of GAAP Cash Flow from Operations to Non-GAAP Unlevered Free Cash Flow
(in millions; unaudited)

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities (GAAP)	$114.7	$119.2
Purchases of property and equipment and other assets	(24.1)	(14.8)
Interest paid in cash	20.6	16.8
Restructuring and transaction-related expenses paid in cash	7.1	2.1
Litigation settlement payments(1)	1.4	1.2
Unlevered Free Cash Flow (Non-GAAP)	$119.7	$124.5
__________________
(1)Represents cash payments for legal fees associated with legal settlements.

ZoomInfo Technologies Inc.
Reconciliation from GAAP Income from Operations to Non-GAAP Adjusted Operating Income
(in millions; unaudited)

	Three Months Ended March 31,
	2026	2025
Income from operations (GAAP)	$57.9	$50.3
Amortization of acquired technology	7.5	9.5
Amortization of other acquired intangibles	5.1	5.2
Equity-based compensation expense	25.5	29.6
Restructuring and transaction-related expenses(1)	10.0	5.4
Litigation settlement(2)	3.7	0.9
Adjusted Operating Income (Non-GAAP)	$109.7	$100.9

Revenue (GAAP)	$310.2	$305.7

Operating Income Margin (GAAP)	19%	16%
Adjusted Operating Income Margin (Non-GAAP)	35%	33%
__________________
(1)Represents costs directly associated with acquisition or disposal activities, including employee severance and termination benefits, contract termination fees and penalties, and other exit or disposal costs. For the three months ended March 31, 2026, this expense is primarily related to lease restructuring activities, including right-of-use asset and the related leasehold improvements impairment charges, and employee severance and termination benefits. For the three months ended March 31, 2025, this expense is primarily related to employee severance and termination benefits and lease restructuring activities.
(2)Represents charges associated with legal settlements and associated legal fees.

ZoomInfo Technologies Inc.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income
(in millions, except per share amounts; unaudited)

	Three Months Ended March 31,
	2026	2025
Net income (GAAP)	$29.3	$26.8
Amortization of acquired technology	7.5	9.5
Amortization of other acquired intangibles	5.1	5.2
Equity-based compensation expense	25.5	29.6
Restructuring and transaction-related expenses(1)	10.0	5.4
Litigation settlement(2)	3.7	0.9
TRA liability remeasurement (gain) loss	(1.4)	1.2
Tax impacts of adjustments to net income(3)	7.8	3.2
Adjusted Net Income (Non-GAAP)	$87.5	$81.9

Diluted Net Income Per Share (GAAP)	$0.10	$0.08
Amortization of acquired technology per diluted share	0.02	0.03
Amortization of other acquired intangibles per diluted share	0.02	0.01
Equity-based compensation expense per diluted share	0.08	0.08
Restructuring and transaction-related expenses per diluted share	0.03	0.02
Litigation settlement per diluted share	0.01	—
TRA liability remeasurement (gain) loss per diluted share	—	—
Tax impacts of adjustments to net income per diluted share	0.02	0.01
Adjusted Net Income Per Share (Non-GAAP)	$0.28	$0.23
Shares for Adjusted Net Income Per Share(4)	318	355
__________________
(1)Represents costs directly associated with acquisition or disposal activities, including employee severance and termination benefits, contract termination fees and penalties, and other exit or disposal costs. For the three months ended March 31, 2026, this expense is primarily related to lease restructuring activities, including right-of-use asset and the related leasehold improvements impairment charges, and employee severance and termination benefits. For the three months ended March 31, 2025, this expense is primarily related to employee severance and termination benefits and lease restructuring activities.
(2)Represents charges associated with legal settlements and associated legal fees.
(3)Represents tax expense associated with Net income (GAAP) excluded from Adjusted Net Income (Non-GAAP). The Company calculates the tax impacts of adjustments to net income by taking the total gross value of the adjustments and multiplying it by the Company’s U.S. federal and state statutory tax rate. We then recalculate the tax impact of book-tax differences related to equity compensation, the tax receivable agreements, restructuring and transaction-related expenses, and items that are deemed to be unrelated to current year operating income or are one-time in nature, such as provision to return true-ups. For the three months ended March 31, 2026, the tax impacts of adjustments to net income between GAAP and Non-GAAP are presented based on the specific rate reconciliation categories established under ASU 2023-09. For the three months ended March 31, 2026, these primarily relate to recognizing $15.9 million of tax benefit related to the amortization of costs associated with corporate structure simplification and adjusting out $2.0 million from non-deductible stock-based compensation. For the three months ended March 31, 2025, these primarily relate to recognizing $13.6 million of tax benefit related to the amortization of costs associated with corporate structure simplification, adjusting out $3.0 million of tax expense from non-deductible stock-based compensation, and adjusting out $1.2 million of tax benefit from the effects of changes in state tax law and apportionment. We believe the exclusion of these adjustments provides investors with useful information about the Company’s underlying results and trends, allowing them to better understand and compare net income related to ongoing operations and the related current and deferred income tax expense.

(4)Diluted earnings per share is computed by giving effect to all potential weighted average Common Stock, and any securities that are convertible into Common Stock, including options and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method, excluding deemed repurchases assuming proceeds from unrecognized compensation as required by GAAP.